Exhibit 4.13

[FACE OF NOTE]

KODIAK OIL & GAS CORP.

5.50% Senior Note Due 2021

[CUSIP]  [CINS]

No. [ ]	$

KODIAK OIL & GAS CORP., a Yukon Territory corporation (the “Company”, which term includes any successor under this Indenture hereinafter referred to), for value received, promises to pay to [                    ], or its registered assigns, the principal sum of $[             ] ([            DOLLARS]) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on January 15, 2021.

Initial Interest Rate:  5.50% per annum.

Interest Payment Dates:  January 15 and July 15, commencing July 15, 2013.

Regular Record Dates:  January 1 and July 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	KODIAK OIL & GAS CORP.

By:
		Name:	James P. Henderson
		Title:	Chief Financial Officer

(Form of Trustee’s Certificate of Authentication)

This is one of the 5.50% Senior Notes Due 2021 described in this Indenture referred to in this Note.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

KODIAK OIL & GAS CORP.

5.50% Senior Note Due 2021

1.             Principal and Interest.

The Company promises to pay the principal of this Note on January 15, 2021.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 5.50% per annum (subject to adjustment as provided below).

Interest shall be payable semiannually (to the holders of record of the Notes at the close of business on the January 1 or July 1 immediately preceding the interest payment date) on each interest payment date.

Interest on this Note shall accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next Interest Payment Date, from such Interest Payment Date).  Interest shall be computed in the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum equal to the interest rate on the Notes.  Interest not paid when due and any interest on principal, premium or interest not paid when due shall be paid to the Persons that are Holders on a special record date, which shall be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day.  At least 15 days before a special record date, the Company shall send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.             Indentures Subsidiary Guarantee.

This is one of the Notes issued under an Indenture dated as of January 15, 2013 (as amended from time to time, the “Indenture”), among the Company, the Subsidiary Guarantors party thereto, U.S. Bank National Association, as Trustee and Computershare Trust Company of Canada, as Canadian Trustee.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are general unsecured obligations of the Company.  The Indenture limits the original aggregate principal amount of the Notes to $350,000,000, but Additional Notes may be

issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.  This Note is guaranteed, on a senior unsecured basis, as set forth in the Indenture.

3.             Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption and may be the subject of an Asset Sale Offer or Change of Control Offer, as further described in the Indenture.  There is no sinking fund applicable to this Note.

If the Company deposits with the Trustee cash in U.S. dollars, and non-callable Government Securities, or a combination of cash in U.S. dollars, and non-callable Government Securities, sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.             Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee shall not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.             Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable.  If a bankruptcy default with respect to the Company occurs and is continuing, the Notes automatically become due and payable.  Holders may not enforce the Indenture, the Notes or the Subsidiary Guarantee except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Notes or the Subsidiary Guarantee.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.             Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.             Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.             Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.             Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company shall furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:

Seller

By

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:(5)

By
To be executed by an executive officer

(5) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, check the box: ☐.

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:

$                                          .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1)

(1)Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee